UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2022

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3401 Hillview Avenue Palo Alto, CA	94304
(Address of principal executive offices)	(Zip Code)

(650) 427-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	VMW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the special meeting of stockholders of VMware, Inc. (the “Company”) held on November 4, 2022 (the “Special Meeting”), as described below, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to eliminate the personal liability of the Company’s officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware (the “Amendment”).

The Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on November 4, 2022 (“Certificate of Amendment”). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 4, 2022, the Company held the Special Meeting in connection with (i) the proposed acquisition of the Company by Broadcom Inc. (“Broadcom”) and (ii) the Amendment. As of the record date of the Special Meeting, there were a total of 424,475,071 shares of the Company’s common stock (“Common Stock”) outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 353,979,755 shares of Common Stock were represented virtually or by proxy; therefore, a quorum was present.

At the Special Meeting, the stockholders of the Company approved each of the proposals, as described below.

1.

The Merger Agreement Proposal. The proposal to adopt the Agreement and Plan of Merger, dated as of May 26, 2022 (such agreement, as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Broadcom, Verona Holdco, Inc., a Delaware corporation (“Holdco”) and a direct wholly owned subsidiary of the Company, Verona Merger Sub, Inc., a Delaware corporation (“Merger Sub 1”) and a direct wholly owned subsidiary of Holdco, Barcelona Merger Sub 2, Inc., a Delaware corporation (“Merger Sub 2”) and a direct wholly owned subsidiary of Broadcom and Barcelona Merger Sub 3, LLC, a Delaware limited liability company (“Merger Sub 3”) and direct wholly owned subsidiary of Broadcom, pursuant to which, upon the terms and subject to the conditions of the Merger Agreement, (i) Merger Sub 1 will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger and becoming a wholly owned subsidiary of Holdco, (ii) following the effective time of the First Merger, the Company, the surviving company of the First Merger, will be converted into a Delaware limited liability company (the “LLC Conversion”), (iii) following the effective time of the LLC Conversion, Merger Sub 2 will merge with and into Holdco (the “Second Merger”), with Holdco surviving the Second Merger and becoming a wholly owned subsidiary of Broadcom and (iv) following the effective time of the Second Merger, Holdco, the surviving company of the Second Merger, will merge with and into Merger Sub 3 (the “Third Merger” and collectively with the First Merger, the LLC Conversion and the Second Merger, the “Transactions”), with Merger Sub 3 surviving the Third Merger as a wholly owned subsidiary of Broadcom (adoption of the Merger Agreement and approval of the First Merger and the Second Merger, the “Merger Agreement Proposal”):

Votes For	Votes Against	Votes Abstaining
352,610,814	681,110	687,831

2.

The Merger-related Compensation Proposal. The proposal to approve on an advisory (non-binding) basis the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions:

Votes For	Votes Against	Votes Abstaining
348,241,227	4,278,050	1,460,478

3.

The Adjournment Proposal. The proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Agreement Proposal.

Votes For	Votes Against	Votes Abstaining
344,726,769	7,940,596	1,312,390

4.

The Amendment Proposal. The proposal to approve and adopt an amendment to the Company’s Certificate of Incorporation to eliminate the personal liability of the Company’s officers for monetary damages for breach of fiduciary duty as an officer, except to the extent such an exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware:

Votes For	Votes Against	Votes Abstaining
350,606,475	1,544,886	1,828,394

The consummation of the Transactions remains subject to regulatory clearance and other closing conditions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2022

VMware, Inc.

By:	/s/ Craig Norris
Craig Norris
Vice President, Deputy General Counsel and Assistant Secretary